UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2008

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2008, at the 2008 Annual Meeting of Shareholders, the shareholders of First National Bancshares, Inc. (the “Company”) approved the First National Bancshares, Inc. 2008 Restricted Stock Plan (the “Plan”). A copy of the Plan is included as Appendix B to the Company’s Definitive Proxy Statement dated April 18, 2008 and is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K. The Plan was adopted by the Company’s board of directors on March 17, 2008, subject to shareholder approval. The Plan became effective on March 17, 2008 as a result of its approval within 12 months by the Company’s shareholders. The Plan provides for the grant of stock awards to the Company’s employees, officers, and directors. A total of 320,000 shares of common stock have been reserved for issuance pursuant to awards under the Plan, subject to its anti-dilution provisions.

        All awards will be granted at the sole discretion of the compensation committee. As of the date of this Current Report on Form 8-K, no awards have been granted under the Plan to the Company’s principal executive officer, principal financial officer, or any named executive officer. Therefore, it is not possible for the Company to determine and disclose the amounts payable to such officers under the Plan at this time.

        The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is incorporated by reference as Exhibit 10.1 to this report.

Administration of the Plan

        The Plan provides that it is to be administered by a committee appointed by the board of directors and comprised of two or more non-employee directors, within the meaning of that term as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The board has appointed its compensation committee to perform the duties of the committee under the Plan. The compensation committee will administer the Plan and will have sole authority, in its discretion, to determine which employees or directors will receive awards under the Plan, the number of shares to be subject to each award, and the forfeiture restrictions (as defined below) for each award. The compensation committee will have additional powers delegated to it under the Plan, including the power to construe the Plan and the restricted stock agreements executed with recipients of awards thereunder and to determine the terms, restrictions, and provisions of each agreement. The compensation committee may also correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement in the manner and to the extent it deems expedient to carry it into effect. The determinations of the compensation committee on these matters will be conclusive.

        The Plan provides for awards of “restricted stock,” consisting of shares of common stock that are issued to the participant at the time the award is made or at some later date, which shares are subject to certain restrictions against disposition and certain obligations to forfeit such shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions, which may be different for each award, will be determined by the compensation committee in its sole discretion, and the compensation committee may provide that the forfeiture restrictions will lapse upon:

•      The attainment of one or more performance targets established by the compensation committee based upon, among other things, common stock share price, earnings per share, market share, sales, net income, return on investment, economic value added or return on shareholders’ equity;

• The participant’s continued employment with the Company, or continued service as a director, for a specified period of time;

• The occurrence of any event or the satisfaction of any other condition specified by the compensation committee in its sole discretion; or

• A combination of any of the foregoing.

        Restricted stock awarded pursuant to an award will be represented by a stock certificate registered in the name of the participant.  Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that we will retain custody of the stock certificate and the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the Forfeiture Restrictions have expired.  A breach of the terms and conditions established by the compensation committee pursuant to an award will cause a forfeiture of the award. The compensation committee expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the compensation committee or required by law.

        The compensation committee may, in its discretion, fully vest any or all restricted stock awarded to a participant under an award and, upon such vesting, all Forfeiture Restrictions applicable to the award will terminate. Any such action by the compensation committee may vary among individual participants and may vary among awards held by any individual participant.

        At the time any award is made, the Company and the participants will enter into a restricted stock agreement setting forth the terms of the award and such other matters as the compensation committee may determine to be appropriate. The terms and provisions of the restricted stock agreements need not be identical, and the compensation committee may, in its sole discretion, amend an outstanding restricted stock agreement at any time in any manner that is not inconsistent with the provisions of the Plan.

Amendment and Termination of the Plan

        The board of directors, in its discretion, may terminate the Plan at any time with respect to any shares of common stock for which awards have not already been granted. The board of directors will have the right to alter or amend the Plan or any part thereof at any time, except that it may not change any award granted that would impair the rights of the participant without the consent of the participant, and it may not, without approval of the Company’s shareholders, amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive awards under the Plan.  Except for awards then outstanding, the Plan will terminate and no further awards will be granted after the expiration of 10 years following the date of its adoption by the board, if not earlier terminated.

Capital Changes

        In the event of a stock dividend, stock split, reorganization, merger, recapitalization, or other change impacting the Company’s common stock, such proportionate adjustments, if any, as the compensation committee deems appropriate will be made with respect to (1) the aggregate number and kind of shares of common stock that may be issued under the Plan, and (2) the number of shares issuable pursuant to each outstanding award made under the Plan.

Tax Effects of Participation in the Plan

        Under the Internal Revenue Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award is made, nor will the Company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time the award is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such restricted shares of stock. The Company has the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. The Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

        The Company may not deduct compensation of more than $1 million that is paid in a taxable year to certain “covered employees,” as defined in Section 162(m) of the Internal Revenue Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. Compensation attributable to awards currently contemplated by the compensation committee under the Plan will generally not be qualified performance-based compensation and, therefore, will be subject to the deduction limit.

        Under Section 280G of the Internal Revenue Code, the Company may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change of control of the Company may be limited under certain circumstance thereby avoiding nondeductible payments under Section 280G.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit
Number      Description

10.1
First National Bancshares, Inc. 2008 Restricted Stock Plan (incorporated by reference to Appendix B to the Company’s Schedule 14A Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 18, 2008).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By: /s/ Kitty B. Payne Name Kitty B. Payne Title: EVP & Chief Financial Officer

Dated: May 23, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1
First National Bancshares, Inc. 2008 Restricted Stock Plan (incorporated by reference to Appendix B to the Company’s Schedule 14A Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 18, 2008).